UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  June 18, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on May 15, 2018, by DPW Holdings, Inc. (the “Company”), the Company entered into a securities purchase agreement with an institutional investor (the “Investor”) providing for the issuance of (i) a Senior Secured Convertible Promissory Note (the “Original Note”); (ii) a five-year warrant at an exercise price of $1.35; (iii) a five-year warrant at an exercise price of $0.87 per share; and (iv) 344,828 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

On June 18, 2019 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (the “SPA”) with the Investor to consummate a refinancing (the “Refinancing”) pursuant to which, in consideration for the extinguishment of the Original Note, the Company shall (i) sell a 10% Senior Secured Promissory Note with a principal face amount of $2,800,000, plus an original issue discount in the amount of $100,000 (subject to adjustment) (the “New Note”) and (ii) issue 500,000 shares of Common Stock (the “Commitment Shares”) subject to the approval thereof by the NYSE American. Pursuant to a registration rights agreement by and between the Company and the Investor (the “RRA”), the Company shall file with the Securities and Exchange Commission (the “SEC”) the initial registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the Investor of all (or such other number as the SEC will permit) of the Commitment Shares within the twenty-first (21st) calendar day after the closing of the Refinancing (the “Closing”). In addition, Ault & Company, Inc., a Delaware corporation, has guaranteed to the Investor and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations of the Company pursuant to the Refinancing (the “Guaranty”).

Description Senior Secured Promissory Note

The New Note has a principal face amount of $2,900,000 with a purchase price of $2,800,000, and bears interest at 10% per annum. The Company shall make amortization payments in six (6) cash payments to the Investor commencing on July 18, 2019, and continuing every month thereafter until December 18, 2019 (the “Maturity Date”). The Company shall redeem one-sixths (1/6th) of the original principal amount, plus accrued but unpaid interest, of the New Note in the amounts set forth therein (each, an “Amortization Payment”).

The New Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the New Note, failure to comply with certain covenants contained in the New Note, or bankruptcy or insolvency of the Company. So long as no event of default exists, the Company may prepay, in part or in full, the outstanding principal and accrued and unpaid interest upon ten (10) days written notice to the Investor. If the Company exercises its right to prepay the New Note, the Company shall make payment to the Investor of an amount in cash equal to the sum of the then outstanding principal amount of the New Note, any accrued and unpaid interest, a fee equal to 5% of the original principal amount of the New Note and any other amounts due thereunder.

During the term of the New Note, in the event that the Company consummates any debt or equity financing or capital-raising transaction of any kind (each a “Subsequent Offering”), the Company shall, subject to certain conditions make payment to the Investor an amount in cash equal to twenty percent (20%) of the gross proceeds from each Subsequent Offering to prepay outstanding amounts due under the New Note subject to the terms set forth therein. In the event a Subsequent Offering shall be an At the Market Public Offering or a registered equity line, then 70% of such gross proceeds shall be used to prepay outstanding amounts due under the New Note.

The foregoing descriptions of the SPA, the New Note, the RRA and the Guaranty do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Commitment Shares described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and, as applicable, Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of 10% Senior Secured Promissory Note
4.2	Form of Registration Rights Agreement
10.1	Securities Purchase Agreement
10.2	Form of Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.
a Delaware corporation

Dated: June 18, 2019	/s/ Milton C. Ault
Milton C. Ault
Chief Executive Officer